Filed Pursuant to Rule 424(b)(3)

Registration No. 333-292467

PROSPECTUS

13,659,638 Shares of Common Stock

This prospectus relates to the offer and resale from time to time of up to 13,659,638 shares of common stock, par value $0.0001 per share, of Tivic Health Systems, Inc. (the “Company,” “we,” “our,” or “us”) by 3i, LP (the “selling stockholder” or “3i”).

We are registering the resale of (i) up to an aggregate of 9,106,425 shares of Common Stock (the “Conversion Shares”) issuable upon the conversion of that certain senior secured convertible note in the principal amount of $16,253,147.10 (the “Note”) that we issued on December 10, 2025 to the selling stockholder pursuant to that certain Securities Purchase Agreement, dated as of December 9, 2025 (the “Purchase Agreement”), between us and the selling stockholder, as more fully described in this prospectus; and (ii) up to an aggregate of 4,553,213 shares of Common Stock (the “Warrant Shares”) issuable upon the exercise of the outstanding warrant (the “Warrant”) that we issued on December 10, 2025 to the selling stockholder pursuant to the Purchase Agreement. See “Description of the Selling Stockholder Transactions” for a description of the transaction, including the terms and conditions of the Purchase Agreement and “Selling Stockholder” for additional information regarding the selling stockholder.

The prices at which the selling stockholder may resell the shares offered hereby will be determined by the prevailing market price for the shares or in negotiated transactions. We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of shares of Common Stock by the selling stockholder. We may, however, receive proceeds from the cash exercise of the Warrant.

The selling stockholder may sell the shares of Common Stock described in this prospectus in a number of different ways and at varying prices. We provide more information about how the selling stockholder may sell their shares of Common Stock in the section titled “Plan of Distribution” on page 21 of this prospectus. The selling stockholder may be deemed an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”).

We will pay the expenses incurred in registering the securities covered by this prospectus, including legal and accounting fees. To the extent the selling stockholder decides to sell its shares of Common Stock we will not control or determine the price at which the shares are sold.

You should read this prospectus, together with additional information described under the heading “Where You Can Find More Information” carefully before you invest in any of our securities.

Shares of our common stock are listed on the Nasdaq Capital Market of the Nasdaq Stock Market, LLC under the symbol “TIVC.” The last reported sale price of our common stock on the Nasdaq Capital Market on December 26, 2025 was $1.61 per share.

We are an “emerging growth company” and a “smaller reporting company,” each as defined under the federal securities laws and, as such, have elected to comply with certain reduced reporting requirements for this prospectus and may elect to do so in future filings. See the sections of this prospectus entitled “Prospectus Summary - Implications of Being an Emerging Growth Company” and “Prospectus Summary – Implications of Being a Smaller Reporting Company.”

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make an investment decision.

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Investing in our common stock involves a high degree of risk. Before making any investment decisions, please read “Risk Factors” beginning on page 13 of this prospectus as well as the risk factors incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

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The date of this prospectus is January 20, 2026.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the “Commission”), pursuant to which the selling stockholder may offer and sell, or otherwise dispose of, the shares of our common stock covered by this prospectus from time to time in one or more transactions, as described under “Plan of Distribution.”

This prospectus provides you with a general description of the securities that the selling stockholder may offer. We may add, update or change in a prospectus supplement any of the information contained in this prospectus or the documents incorporated by reference. For further information about our business and our securities, you should refer to the registration statement and the reports incorporated by reference in this prospectus, as described in “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.” This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”

You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. You should rely only on the information contained in this prospectus and in any prospectus supplement (including in any documents incorporated by reference herein or therein). You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or securities are sold on a later date. Neither we, nor the selling stockholder, have authorized any other person to provide you with different or additional information. Neither we, nor the selling stockholder, take responsibility for, nor can we provide assurance as to the reliability of, any other information that others may provide.

This prospectus may be used only in jurisdictions where offers and sales of these securities are permitted. Except as otherwise set forth in this prospectus, neither we nor the selling stockholder have taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management’s estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management’s estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. Our management’s estimates have not been verified by any independent source, and we have not independently verified any third-party information. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Risk Factors” and “Cautionary Statement on Forward-Looking Statements.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to the registration statement of which this prospectus is a part were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Tivic Health Systems, Inc., the Tivic logo and other trademarks or service marks of Tivic appearing in this prospectus are the property of Tivic Health Systems, Inc. This prospectus also includes trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these trademarks and tradenames.

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CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain “forward-looking” statements, as such term is defined by the Commission in its rules, regulations and releases, which represent our expectations or beliefs, including but not limited to, statements concerning our operations, economic performance, financial condition, growth and acquisition strategies, investments, and future operational plans. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intent,” “could,” “estimate,” “might,” “plan,” “predict” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including uncertainty related to acquisitions, governmental regulation, managing and maintaining growth, the operations of the Company, volatility of stock price, commercial viability of our product candidates and any other factors discussed in this and other registrant filings with the Commission.

These risks and uncertainties and other factors include, but are not limited to those set forth under “Risk Factors” of this prospectus. Given these risks and uncertainties, readers are cautioned not to place undue reliance on our forward- looking statements. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Except as otherwise required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements or the risk factors described in this prospectus or in the documents we incorporate by reference, whether as a result of new information, future events, changed circumstances or any other reason after the date of this prospectus.

This prospectus contains forward-looking statements, including statements regarding, among other things:

•	our anticipated needs for working capital;

•	our ability to secure additional financing;

•	our ability to continue as a going concern;

•	our ability to register and maintain the registration of the shares issuable thereunder and upon exercise of the Warrant;

•	the selling stockholder’s exercise of the Warrant, which may never occur;

•	the selling stockholder’s sale of shares of our common stock under this registration statement;

•	the integration of the Acquired Assets (as defined below) into our business, the implementation of our business model and strategic plans for our business and product candidates;

•	regulatory or legal developments in the United States and other countries;

•	the level of expenses related to our product development and operations;

•	our efforts to expand our products and our business; and

•	our ability to maintain compliance with the listing requirements of the Nasdaq Capital Market.

Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under the section of this prospectus entitled “Risk Factors” and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur. We caution you not to place undue reliance on these forward-looking statements. In addition to the information expressly required to be included in this prospectus, we will provide such further material information, if any, as may be necessary to make the required statements, in light of the circumstances under which they are made, not misleading.

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PROSPECTUS SUMMARY

The following summary highlights selected information appearing elsewhere in, or incorporated by reference into, this prospectus and does not contain all of the information that you should consider in making your investment decision in our securities. Before investing in our securities, you should carefully read this prospectus, any applicable prospectus supplement, and any documents incorporated by reference, including the information contained under the heading “Risk Factors” beginning on page 13 of this prospectus and under similar headings in our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and our Quarterly Reports on Form 10-Q following the most recent Annual Report on Form 10-K before making an investment decision. As used in this prospectus, unless the context otherwise requires, references to “we,” “us,” “our,” “Company,” and “Tivic” refer to Tivic Health Systems, Inc.

Business Overview

Tivic Health Systems, Inc. (the “Company” or “Tivic Health”) is a late-stage therapeutics company harnessing the power of the immune system to improve clinical outcomes and save lives.

Tivic Health’s Toll-like Receptor 5 (“TLR5”) program’s lead product candidate is the late-stage TLR5 agonist, Entolimod™, to treat acute radiation syndrome (“ARS”) and for remediating side effects of medical radiation and chemotherapy. Tivic Health holds investigational new drug (“IND”) applications for Entolimod for ARS and advanced cancer applications. The U.S. Federal Drug Administration (“FDA”) has granted Fast Track and Orphan Drug designations to Entolimod™ for the treatment of ARS. The Company has licensed the rights to Entolimod and Entolasta as related to the neutropenia indication and plans, over time, to undertake Phase 2 clinical studies for Entolimod and/or Entolasta for the treatment of neutropenia and other oncology-related indications.

Tivic Health’s bioelectronic program has focused on developing non-invasive medical devices that influence biologic functions associated with various diseases and conditions seeking to meaningfully improve treatment options in neurologic, cardiac and autonomic-related diseases. Tivic Health has an FDA-approved over-the-counter device, ClearUP, that treats sinus pain and pressure, which it is in the process of discontinuing before the end of the year.  As the Company exits its consumer health business, Tivic Health’s bioelectronic portfolio is now primarily focused on non-invasive vagus nerve stimulation (“VNS”).  Both a pilot study and an optimization study have been completed at the Feinstein Institute for Bioelectronic Medicine at Northwell Health. While study outcomes have been positive, the Company is currently focusing its resources on the advancement of its lead product candidate, Entolimod, and investments in its bioelectronics program may be significantly reduced or eliminated.

Wind Down of Current Commercial Product

In 2019, Tivic Health commercially launched ClearUP, a handheld device for treatment of sinus pain and congestion and our first FDA-regulated product. As previously disclosed, after our purchase of the Entolimod license, our focus substantially shifted from growing the ClearUP business to advancing our biologic pipeline and we began pursuing monetization strategies for the ClearUP business, including a potential strategic divestiture of the business.

On November 12, 2025, after considering all reasonably available options and a broader strategic reassessment, our board of directors approved the wind down of the ClearUP business, which we are working to substantially complete prior to the end of the year. In connection with the wind down of the ClearUP business, the Company incurred approximately $347 thousand in charges during the quarter ended September 30, 2025 and expects to incur additional related expenditures in the range of approximately $20 thousand to $50 thousand through the end of the year. Additionally, as a result of its exit from its consumer health business, the Company expects that it will generate minimal to no revenue until such time that it is able to obtain regulatory approval of and commercialize its other product candidates.

The estimates of the charges and costs that the Company expects to incur, and the timing thereof, as well as its revenue expectations, are subject to a number of assumptions and actual results may differ materially from those described above. In addition, the Company may incur other charges or cash expenditures not currently contemplated due to unanticipated events that may occur as a result of or in connection with the wind down of the ClearUP business.

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Clinical Pipeline

Biologics Program

As announced in February 2025, we acquired worldwide exclusive license rights from Statera Biopharma, Inc. (“Statera”) to the late-stage toll-like receptor TLR5 agonist Entolimod for the treatment of ARS. In addition, we acquired an exclusive option to license five additional indications and clinical use cases for Entolimod and immune-optimized second-generation product candidate, Entolasta. In March 2025, we exercised our option to acquire an exclusive worldwide license to the neutropenia indication for Entolimod and Entolasta. Entolimod and Entolasta have been the subject of more than forty animal and human trials and $140 million of prior investment, including $35.6 million from the Department of Defense, Defense Threats Reduction Agency, NASA, National Institutes of Health and the Department of Army. The FDA has granted Fast Track and Orphan Drug designations to Entolimod for the prevention and treatment of ARS and to mitigate the likelihood of death following a potential lethal dose of total body ionization during or after a radiation disaster.

Our immediate focus with Entolimod will be validation of the manufacturing process sufficient to submit a biologics license application (“BLA”) to the FDA. A BLA is a submission to the FDA requesting to market a biologic product in the United States. The FDA uses the information and testing results presented in the BLA to ensure that biologic processes meet rigorous safety, purity and potency standards. If the BLA is approved, the FDA will issue us a biologics license, at which point we may begin marketing of the biologic compound in the United States. Prior to such approval, we may have opportunities to market Entolimod for emergency use in markets outside of the United States.

In addition, we have an active IND application for oncology-related applications and intend to use it to initiate one or more Phase 2 clinical studies for Entolimod and/or Entolasta for the treatment of neutropenia and other oncology-related indications. The TLR5 agonist works through the activation of the NF-kappaB pathway, upstream of G-CSF.  Entolimod treatment also led to reduced apoptosis and accelerated crypt regeneration in the gastrointestinal tract (Krivokrysenko, et al, PLOS-One, 2015). Entolimod and Entolasta’s mechanisms of action encompass the same active pathway as currently approved Granulocyte colony-stimulating factor (“G-CSF”) drugs but have additional benefits in reducing apoptosis and preventing cell death. The anti-apoptotic pathway has been tested for its prophylactic benefits and has shown efficacy in mitigating the damaging effects of radiation on both the gastrointestinal and hemopoietic systems and has been demonstrated to provide such benefits both before radiation exposure and within 48 hours after exposure.  We believe these properties have the potential to make our TLR5 agonists compelling as adjuvants and/or as alternatives to currently marketed G-CSF.

Bioelectronic Medicine

Tivic has also developed a proprietary approach to precision, non-invasive cervical vagus nerve stimulation (“ncVNS”) based on our experience building evidence-based bioelectronic therapeutics. The vagus nerve is the tenth cranial nerve and the longest autonomic nerve in the body. The vagus nerve is responsible for regulating several bodily functions, including system immune responses, digestion, heart rate, breathing, cardiovascular activity, and visceral reflexes. Because the vagus nerve regulates the immune system and many organ systems associated with chronic disease, modulating activity in this nerve pathway is of significant interest in the healthcare industry.

In May 2024, we announced the final results of an initial clinical validation study with The Feinstein Institutes for Medical Research at Northwell Health (“Feinstein”). Through this collaboration, we have confirmed the effectiveness of our patent-pending non-invasive ncVNS approach, which induces responses in the autonomic, cardiac, and central nervous systems and can be expected to have clinical utility in several major disease areas.

The magnitude of change in biometrics seen in our ncVNS data implies potential for greater clinical effects and enhanced reproducibility than demonstrated by previous studies of non-invasive VNS devices. These results in healthy subjects suggest our ncVNS approach may have clinical utility in several patient populations including those with post-traumatic stress disorder, cardiac disease, inflammatory conditions, and ischemic stroke, among others.

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Based upon initial results, in May 2024, we initiated a second collaborative research study with Feinstein to identify VNS device parameters, including frequency, signal parameters, electrode placement and duration of treatment, that deliver the optimal effect on autonomic nervous system (“ANS”) function (elsewhere referred to as our “optimization study”). In September 2024, we announced approval for the contracted clinical work by Northwell Health’s Institutional Review Board, required before enrollment of subjects. In October 2024, we announced enrollment of the first subject in this optimization study for our patent pending, non-invasive VNS device. Enrollment was completed in November 2024. In early 2025, following the completion of two rounds of study visits, the Company expanded the protocol to include additional parameters for optimization, leading to additional intellectual property, including those claims covered in various patent filings. In June 2025, the Company announced the completion of the optimization study, noting that findings reinforce the importance of personalization for therapeutic efficacy, and in November 2025, the Company announced the filing of resulting intellectual property and reported study outcomes.  While study outcomes have been positive, the company is currently focusing its resources on the advancement of its lead product candidate and investments in its bioelectronics program may be significantly reduced or eliminated.

Recent Developments

Asset Purchase Transaction

On December 9, 2025, the Company, through a newly formed wholly owned subsidiary, Velocity Bioworks, Inc. (“Velocity”), entered into an Asset Purchase Agreement (the “APA”) and Secured Party Bill of Sale (the “Bill of Sale”) with 3i, LP (“3i”), in its capacity as collateral agent (“Collateral Agent”) of Scorpius Holdings, Inc. (“Scorpius”) pursuant to which, Velocity acquired all of personal property and assets (collectively, the “Acquired Assets”), but assumed no liabilities in respect to the period prior to the Closing Date (as defined below) of Scorpius, in a public sale pursuant to Article 9 of the Uniform Commercial Code (“Article 9”) (the “Acquisition”). In October 2025, as a result of Scorpius’ default under certain secured notes and related security agreements, the Collateral Agent exercised its rights and remedies with respect to certain collateral of Scorpius and its affiliate guarantors, including the Acquired Assets, and determined to sell such collateral in a public auction pursuant to Article 9, at which auction the Company submitted the winning bid. The Acquired Assets include, without limitation, facilities, equipment, inventory, contract rights, IT systems, software, files, records, documents, intellectual property, and goodwill related to Scorpius’ contract development and manufacturing organization (“CDMO”) business. As disclosed previously, back in May 2025 the Company engaged Scorpius to serve as the primary U.S. manufacturer for the Company’s late-stage TLR5 agonist, Entolimod, for the treatment of acute radiation syndrome.

The Acquisition closed on December 10, 2025 (the “Closing Date”). As a result of Velocity’s acquisition of the Acquired Assets, all manufacturing and related services previously provided by Scorpius to the Company through its CDMO business will be completed in-house and the Company intends to expand its business operations to provide similar services to other clients in the future.

Pursuant to the APA, as consideration for the Acquired Assets, the Company (on behalf of Velocity) paid the Collateral Agent $16,253,147.10 in cash at closing of the Acquisition. Consistent with customary practices in a sale under Article 9, the APA does not contain representations, warranties, covenants or indemnities of the Collateral Agent, and the assets were sold “as is.”

Senior Secured Convertible Note Offering

On December 9, 2025, the Company entered into a Securities Purchase Agreement (the “Note Purchase Agreement”) with 3i, pursuant to which the Company agreed to issue, in a private placement, upon the satisfaction of certain conditions specified in the Note Purchase Agreement, a senior secured convertible note (the “Note”) in the principal amount of $16,253,147.10 and a warrant (the “Note Offering Warrant”) to purchase up to an aggregate of 4,553,213 shares of the Company’s common stock to 3i for an aggregate purchase price of $16,253,147.10 (the “Note Offering”).

The Note Offering closed on the Closing Date. The Company received gross proceeds of $16,253,147.10 from the Note Offering, all of which it used to fund the purchase of the Acquired Assets. Pursuant to the Note Purchase Agreement, the Company agreed to reimburse 3i for all costs and expenses incurred by it or its affiliates in connection with the transactions contemplated by the Note Purchase Agreement, up to $100,000.

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On December 9, 2025, the Company, Velocity and 3i entered into a Security Agreement (the “Security Agreement”), pursuant to which the Company and Velocity granted security interests in the Collateral (as such term is defined in the Security Agreement) to secure the obligations of the Company under the Note and the Note Purchase Agreement.

The Note matures on the fifth anniversary of the issuance date (the “Maturity Date”), unless prior thereto there is an event of default, and bears interest at a rate of 5.0% per annum; provided, however, that upon the occurrence (and during the continuance) of an event of default, the Note shall bear interest at a rate of 10% per annum. Commencing on the first day of the first full calendar month that is 18 months from the issuance date, and on the first day of each calendar month thereafter until the Maturity Date (each, an “Installment Date”), in each case provided that there has been no Equity Conditions Failure (as defined in the Note), the Company shall pay 3i an amount equal to the sum of (i) (a) with respect to any Installment Date other than the Maturity Date, the lesser of the (A) quotient of (I) the principal amount outstanding under the Note as of the initial Installment Date, divided by (II) the number of Installment Dates occurring under the Note and (B) the principal amount then outstanding under the Note as of such Installment Date and (b) with respect to the Installment Date that is the Maturity Date, the principal amount then outstanding under the Note as of such Installment Date; (ii) any Deferral Amount (as defined in the Note) deferred under the Note and included in such Installment Amount in accordance therewith; and (iii) in each case of clauses (i) and (ii), the sum of any accrued and unpaid interest, accrued and unpaid late charges, and Make-Whole Amount (as defined in the Note) as of the Installment Date (the “Installment Amount”) by converting such Installment Amount into shares of common stock; provided, however, that, the Company’s election, the Company may choose to redeem such Installment Amount in cash or by any combination of cash and shares of common stock.

In addition to the foregoing, the Note is convertible in part or in whole, at the option of the holder, at any time, into such number of shares of common stock of the Company equal to the sum of the principal amount of the Note, plus all accrued and unpaid interest, plus any Make-Whole Amount, plus any unpaid late charges (the “Holder Conversion Amount”) at a conversion price equal to $2.2310 (the “Conversion Price”), subject to adjustment for any stock splits, stock dividends, recapitalizations and similar events and subject to an Exchange Cap (as defined below) and other limitations; provided, however, that if at any time while the Note is outstanding, the Company sells or grants any options to purchase or sells or issues shares of common stock or common stock equivalents at a price below the Conversion Price then in effect (such lower price, the “Base Conversion Price”), then the Conversion Price shall be lowered to such Base Conversion Price. Notwithstanding the foregoing, subject to the terms of the Note, at any time after the effective date of a registration statement covering the shares of common stock issuable upon conversion of the Note (the “Note Conversion Shares”) and shares of common stock issuable upon exercise of the Note Offering Warrants (the “Note Offering Warrant Shares”), the holder shall be entitled to convert all or any portion of the unpaid Holder Conversion Amount not exceeding $750,000 (or a higher amount mutually agreed upon by the Company and the holder) per calendar month into Conversion Shares at a conversion price equal to 97% of the lowest volume weighted average price (“VWAP”) of the shares of common stock during the ten consecutive trading day period ending and including the trading day immediately prior to the conversion date, provided that the Alternative Conversion Price may not be below $0.39, the Floor Price. If the Alternative Conversion Price is below the Floor Price, then in addition to the issuance of the Note Conversion Shares, the Company shall pay the holder cash as a true-up in accordance with the Note. All conversions are subject to certain beneficial ownership limitations, as set forth in the Note.

The Note contains customary events of default, including key person departure events. If an event of default occurs, 3i may require the Company to redeem (regardless of whether such event of default has been cured) all or any portion of the Note at the Redemption Price (calculated in accordance with the terms of the Note). Subject to limited exceptions set forth in the Note, the Note prohibits the Company and, as applicable, its subsidiaries from incurring any new indebtedness, other than permitted indebtedness.

The Note is redeemable by the Company at a redemption price equal to 105% of the sum of the Installment Amount to be redeemed. While the Note is outstanding, if the Company enters into a Subsequent Placement (as such term is defined in the Note), the holder of the Note shall have the right to require that the Company redeem all, or any portion, of the amount due under the Note in an amount not in excess of 36% of the net proceeds of such Subsequent Placement.

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The Note Offering Warrant shall be immediately exercisable (subject to certain beneficial ownership limitations and stockholder approval of the waiver of the Exchange Cap), expire five years from the date of issuance, and have an exercise price equal to $2.2310 (as may be adjusted for stock dividends, subdivisions, or combinations in the manner described in the Note Offering Warrant). The Note Offering Warrant provides for cashless exercise under certain circumstances. All exercises are subject to certain beneficial ownership limitations, as set forth in the Note Offering Warrant.

Pursuant to the Note Purchase Agreement, from December 9, 2025 until the later of (i) the date that less than 10% of the principal of the Note is outstanding and (ii) the 12-month anniversary of the issuance date (the “Restricted Period”), the Company shall be prohibited from entering into a Variable Rate Transaction (as such term is defined in the Note Purchase Agreement). Additionally, subject to certain exceptions, during the Restricted Period, the Company shall be prohibited from (i) issuing, entering into any agreement to issue or announcing the issuance or proposed issuance of common stock or common stock equivalents or (ii) filing any registration statement or any amendments or supplements thereto. Further, during the Restricted Period, 3i shall have the right to participate in any subsequent financing for up to 20% of such financing.

In connection with the Note Offering, on December 9, 2025, the Company and 3i entered into a Registration Rights Agreement (the “Note Offering RRA”), pursuant to which the Company agreed to file a registration statement within 15 days to register the shares of common stock issuable upon conversion of the Note (the “Note Conversion Shares”) and upon exercise of the Warrants with the Commission and to use its commercially reasonable best efforts to have the registration statement declared effective by the SEC within 45 calendar days of the filing deadline (which may be extended in the event the SEC elects to review such registration statement).

Pursuant to the Note Purchase Agreement, the Company has agreed to hold a special meeting of its stockholders as soon as practicable, but in no event later than 90 days after the date of the Note Purchase Agreement, for the purpose of obtaining stockholder approval of a waiver of the Exchange Cap. If stockholder approval is not obtained by such date, the Company has agreed to hold additional meetings every four months thereafter for the purpose of obtaining such stockholder approval until it is obtained.

The Note Purchase Agreement contains customary representations, warranties, agreements and conditions to completing future sale transactions, indemnification rights and obligations of the parties. Relying on, among other things, the representation that the purchaser of securities under the Note Purchase Agreement is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)), the Company sold the securities in reliance upon an exemption from registration contained in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

The number of shares of common stock that may be issued upon conversion of the Note, exercise of the Note Offering Warrant, conversion of the shares of Series C Preferred Stock (as defined below) and exercise of the Preferred Offering Warrants (as defined below), and inclusive of any shares issuable under and in respect of the Note Purchase Agreement and the Preferred Purchase Agreement (as defined below), is subject to an exchange cap (the “Exchange Cap”) of 19.99% of the outstanding number of shares of common stock at the time the Company entered into the Note Purchase Agreement and Preferred Purchase Agreement, or 353,013 shares, unless Stockholder Approval is obtained to exceed the Exchange Cap. If the Note was to fully convert (including interest and the Make-Whole Amount (as such term is defined in the Notes)) into Conversion Shares at the Conversion Price, assuming no Exchange Cap, the Company would issue 9,106,425 Conversion Shares.

Amendment of April 2025 Securities Purchase Agreement

A previously disclosed in that Current Report on Form 8-K file by the Company with the Commission on May 2, 2025, on April 29, 2025, the Company entered into a Securities Purchase Agreement (the “April 2025 Purchase Agreement”) with Helena Global Investment Opportunities I Ltd. (“Helena”), pursuant to which, subject to the conditions set forth therein, the Company agreed to sell to Helena, and Helena agreed to purchase from the Company, up to 8,400 shares of the Company’s Series B Non-Voting Convertible Preferred Stock (“Series B Preferred Stock”) and warrants (the “Helena Warrants”) to purchase shares of the Company’s common stock for a total purchase price of up to $8,400,000 in six tranche closings. As of December 9, 2025, the Company had completed four of the six tranche closings contemplated by the April 2025 Purchase Agreement. On December 9, 2025, Helena assigned the April 2025 Purchase Agreement, including all of its rights and obligations thereunder, to 3i, and 3i purchased all of the outstanding shares of Series B Preferred Stock from Helena.

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On December 9, 2025, the Company and 3i entered into an Amendment to Securities Purchase Agreement (the “SPA Amendment”), which amends the April 2025 Purchase Agreement to:

•	extend the termination date of the agreement from no later than December 31, 2025 to no later than December 9, 2026;

•	provide that the Fifth Tranche Closing (as defined in the SPA Amendment) shall occur on the third trading day following delivery by 3i of a Purchaser Closing Notice (as defined in the SPA Amendment) to the Company with respect to such tranche, and that the Final Tranche Closing (as defined in the SPA Amendment) shall occur on the third trading day following delivery by 3i of a Purchaser Closing Notice (as defined in the SPA Amendment) to the Company with respect to such tranche, in each case in 3i’s sole discretion; and

•	provide that the Company’s board of directors shall take all necessary action to lower the applicable floor price to $0.39 per share, and that, in connection therewith, the Company shall hold a meeting of its stockholders no later than March 9, 2026 to seek approval to waive the Cap. For purposes of the SPA Amendment, the “Cap” means the number of shares of common stock or pursuant to the transactions entered into on December 9, 2025 (including the lowering of the floor price pursuant to the SPA Amendment) by the Company to the extent that after giving effect thereto, the aggregate number of shares of common stock that would be issued as well as permitted to vote or be converted or exercised for pursuant to such transactions would not exceed 19.99% of the Company’s outstanding shares of common stock as of such date.

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The Selling Stockholder Transactions

Asset Purchase Agreement

On December 9, 2025, the Company through a newly formed wholly owned subsidiary, Velocity Bioworks, Inc. (“Velocity”) entered into an Asset Purchase Agreement (the “APA”) and Secured Party Bill of Sale (the “Bill of Sale”) the selling stockholder in its capacity as collateral agent of Scorpius Holdings, Inc. (“Scorpius”) pursuant to which, Velocity acquired all of personal property and assets (collectively, the “Acquired Assets”), but assumed no liabilities in respect to the period prior to the Closing Date (as defined below) of Scorpius, in a public sale pursuant to Article 9 of the Uniform Commercial Code (“Article 9”) (the “Acquisition”). In October 2025, as a result of Scorpius’ default under certain secured notes and related security agreements, the selling stockholder exercised its rights and remedies with respect to certain collateral of Scorpius and its affiliate guarantors, including the Acquired Assets, and determined to sell such collateral in a public auction pursuant to Article 9, at which auction the Company submitted the winning bid. The Acquired Assets include, without limitation, facilities, equipment, inventory, contract rights, IT systems, software, files, records, documents, intellectual property, and goodwill related to Scorpius’ contract development and manufacturing organization (“CDMO”) business. As disclosed previously, back in May 2025 the Company engaged Scorpius to serve as the primary U.S. manufacturer for the Company’s late-stage TLR5 agonist, Entolimod, for the treatment of acute radiation syndrome.

The Acquisition closed on December 10, 2025 (the “Closing Date”). As a result of Velocity’s acquisition of the Acquired Assets, all manufacturing and related services previously provided by Scorpius to the Company through its CDMO business will be completed in-house and the Company intends to expand its business operations to provide similar services to other clients in the future.

Pursuant to the APA, as consideration for the Acquired Assets, the Company (on behalf of Velocity) paid the selling stockholder in its capacity as collateral agent $16,253,147.10 in cash at closing of the Acquisition. Consistent with customary practices in a sale under Article 9, the APA does not contain representations, warranties, covenants or indemnities of the selling stockholder as collateral agent, and the assets were sold “as is.”

Senior Secured Convertible Note Offering

On December 9, 2025, the Company entered into a Securities Purchase Agreement (the “Note Purchase Agreement”) with the selling stockholder, pursuant to which the Company agreed to issue, in a private placement, upon the satisfaction of certain conditions specified in the Note Purchase Agreement, a senior secured convertible note (the “Note”) in the principal amount of $16,253,147.10 and a warrant (the “Note Offering Warrant”) to purchase up to an aggregate of 4,553,213 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), to the selling stockholder for an aggregate purchase price of $16,253,147.10 (the “Note Offering”). The Note Offering closed on the Closing Date. The Company received gross proceeds of $16,253,147.10 from the Note Offering, all of which it used to fund the purchase of the Acquired Assets.

The Note Offering Warrant shall be immediately exercisable (subject to certain beneficial ownership limitations and stockholder approval of the waiver of the Exchange Cap), expire five years from the date of issuance, and have an exercise price equal to $2.2310 (as may be adjusted for stock dividends, subdivisions, or combinations in the manner described in the Note Offering Warrant). The Note Offering Warrant provides for cashless exercise under certain circumstances. All exercises are subject to certain beneficial ownership limitations, as set forth in the Note Offering Warrant.

Reverse Stock Splits

Reverse Stock Split - 2025

Effective March 7, 2025, the Company implemented a reverse stock split of the Company’s issued and outstanding shares of common stock at a ratio of 1-for-17. As a result of the reverse stock split, the total number of shares of common stock held by each stockholder of the Company were converted automatically into the number of shares of common stock equal to the number of issued and outstanding shares of common stock held by each such stockholder immediately prior to the reverse stock split divided by 17. No fractional shares were issued in connection with the reverse stock split, and any fractional shares resulting from the reverse stock split were rounded up to the nearest whole share. Also, all options, warrants, preferred stock and other convertible securities of the Company outstanding immediately prior to the reverse stock split were adjusted in accordance with the terms of the plans, agreements or arrangements governing such options, warrants and other convertible securities. There was no change to the par value, or authorized shares, of either the common stock or preferred stock, as a result of the reverse stock split.

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All share and per share amounts for our common stock, as well as the number of shares of common stock issuable upon conversion of outstanding preferred stock and upon exercise of options and warrants outstanding, and exercise prices thereof, from dates prior to completion of the reverse stock split that are included in this prospectus, including the financial statements and footnotes thereto incorporated herein by reference, have been retroactively restated to give effect to the reverse stock split.

Reverse Stock Split - 2023

Effective August 23, 2023, the Company implemented a reverse stock split of the Company’s issued and outstanding shares of common stock at a ratio of 1-for-100. As a result of the reverse stock split, the total number of shares of common stock held by each stockholder of the Company were converted automatically into the number of shares of our common stock equal to the number of issued and outstanding shares of common stock held by each such stockholder immediately prior to completion of the reverse stock split divided by 100. No fractional shares were issued in connection with the reverse stock split, and any fractional shares resulting from the reverse stock split were rounded up to the nearest whole share. Also, all options, warrants and other convertible securities of the Company outstanding immediately prior to the reverse stock split were adjusted in accordance with the terms of the plans, agreements or arrangements governing such options, warrants and other convertible securities and subject to rounding pursuant to such terms. There was no change to the par value, or authorized shares, of either the common stock or preferred stock, as a result of the reverse stock split.

All share and per share amounts for our common stock, as well as the number of shares of common stock issuable upon exercise of the options and warrants outstanding, and exercise prices thereof, from dates prior to completion of the reverse stock split that are included in this registration statement, including the financial statements and footnotes thereto incorporated herein by reference, have been retroactively restated to give effect to the reverse stock split.

Risks Associated with this Offering

Our business and our ability to implement our business strategy are subject to numerous risks, as more fully described in the section of this prospectus entitled “Risk Factors” and under similarly titled headings of the documents incorporated herein by reference. You should read these risks before you invest in our securities. We may be unable, for many reasons, including those that are beyond our control, to implement our business strategy. In particular, risks associated with this offering include:

•	Investors who buy shares at different times will likely pay different prices.
•	The sale of a substantial number of shares of our common stock by the selling stockholder may cause the price of our common stock to decline.
•	Our management will have broad discretion over the use of the net proceeds from the selling stockholder’s exercise of the Warrant and you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.
•	You may experience additional dilution as a result of future equity offerings.

Implications of Being an Emerging Growth Company

We are an “emerging growth company” as defined in the federal securities laws. An emerging growth company may take advantage of specified reduced reporting requirements that are otherwise generally applicable to public companies. As a result:

•	we are required to have only two years of audited financial statements and only two years of management’s discussion and analysis of financial condition and results of operation in this prospectus;
•	we are not required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and financial statements (i.e., an auditor discussion and analysis) compliance with new or revised accounting standards until they are made applicable to private companies;
•	we are not required to engage an auditor to provide an attestation to report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002;
•	we are not required to comply with certain disclosure requirements related to executive compensation, such as the requirement to disclose the correlation between executive compensation and performance and the requirement to present a comparison of our Chief Executive Officer’s compensation to our median employee compensation; and
•	we are not required to submit certain executive compensation matters to stockholder advisory votes, such as “say on pay,” “say on frequency” and “say on golden parachute arrangements.”

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We may take advantage of these reduced reporting and other requirements until the earlier of (i) the last day of the first fiscal year following the fifth anniversary of the completion of this offering; (ii) the last day of the first fiscal year in which we have total annual gross revenue of at least $1.235 billion; (iii) the last day of the fiscal year in which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which would occur if the market value of our common stock held by non-affiliates exceeded $700.0 million as of the last business day of the second fiscal quarter of such fiscal year; or (iv) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

We have elected to take advantage of certain of the reduced disclosure obligations in this prospectus and the registration statement of which this prospectus is a part, and we may elect to take advantage of other reduced reporting requirements in the future. As a result, the information that we provide to our stockholders may be different than, and not comparable to, information presented by other public reporting companies.

Implications of Being a Smaller Reporting Company

We are also a “smaller reporting company” as defined in Rule 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our shares held by non-affiliates equals or exceeds $250 million as of the prior June 30th, or (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year and the market value of our shares held by non-affiliates equals or exceeds $700 million as of the prior June 30th. Such reduced disclosure and corporate governance obligations may make it more challenging for investors to analyze our results of operations and financial prospects. We may be a smaller reporting company even after we are no longer an emerging growth company.

Corporate Information

The Company was incorporated in California in September 2016 and reincorporated as a Delaware corporation in June 2021. Our principal executive offices are located at 47685 Lakeview Boulevard, Fremont, California 94538. Our telephone number is (888) 276-6888. Our website address is www.tivichealth.com. Information contained on, or that can be accessible through, our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

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The Offering

Shares of Common Stock Offered for Resale by the Selling Stockholder:	This prospectus covers the resale of a total of up to 13,659,638 shares of our Common Stock, consisting of: (i) up to 9,106,425 shares of Common Stock issuable upon the conversion of the Note; and (ii) up to 4,553,213 shares of Common Stock issuable upon exercise of the Warrant.

Use of Proceeds:	The selling stockholder will receive all of the proceeds from the sale of the shares of common stock offered for sale by them under this prospectus. We will not receive proceeds from the sale of the shares by the selling stockholder. However, upon the selling stockholder’s exercise of the Warrant, if ever, we will receive the exercise price of the exercised Warrant. Any proceeds we receive are expected to be used for working capital and other general corporate purposes. See “Use of Proceeds.”

Risk Factors:	Investing in our common stock involves risks. Please refer to the information contained under the heading “Risk Factors” beginning on page 13 of this prospectus and the other information included or incorporated by reference into this prospectus for a discussion of factors you should carefully consider before investing our securities.

Trading Symbol:	Shares of our common stock are listed on the Nasdaq Capital Market under the ticker symbol “TIVC.”

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks described below, as well as those described under “Risk Factors” contained in our most recent Annual Report on Form 10-K, and in our updates to those Risk Factors included in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K following the most recent Annual Report on Form 10-K, and in all other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement before deciding whether to invest in out securities. The occurrence of any of the events or developments described below and in our filings with the Commission could harm our business, financial condition, operating results, and/or growth prospects.

The risks described below and in our filings with the Commission are not the only ones facing us. Our business is also subject to the risks that affect many other companies, such as competition, labor relations, general economic conditions, inflation, tariffs, supply chain constraints, geopolitical changes, and international operations. We operate in a rapidly changing environment that involves a number of risks, some of which are beyond our control. Additional risks not currently known to us or that we currently believe are immaterial also may impair our business operations and our liquidity. The risks described below and in our filings with the Commission could cause our actual results to differ materially from those contained in the forward-looking statements we have made in this prospectus, the information incorporated herein by reference, and those forward-looking statements we may make from time to time. You should understand that it is not possible to predict or identify all such factors. This prospectus is qualified in its entirety by these risk factors.

Risks Associated with the Recent Acquisition

We recently completed the Acquisition and purchased the Acquired Assets, and we have limited to no prior experience running a CDMO business. We may not be able to effectively integrate the Acquired Assets into our operations (including regulatory, quality, product development, marketing and manufacturing operations).

We have historically operated solely as a medical device and biopharmaceutical company. We recently completed the Acquisition and purchased the Acquired Assets, which will require us to operate in, among others, regulatory, quality, product development, manufacturing and marketing environments with which we have limited experience. While we have hired experienced staff to support this new dimension of the business, we may not be able to successfully create or integrate new capabilities into our overall business. This may ultimately limit or substantively damage our ability to capitalize on the Acquired Assets.

Cash expenditures associated with the Acquisition may create certain liquidity risks for us.

We incurred significant transaction costs and expect to incur integration costs in connection with the Acquisition. While we expected that the transactions costs would be incurred, there are many factors beyond our control that could affect the total amount of the integration expenses associated with the Acquisition. Moreover, many of the expenses that will be incurred are, by their nature, difficult to estimate accurately. To the extent the integration expenses are higher than anticipated, we may experience liquidity issues.

The Acquisition may distract our management from its other responsibilities.

The Acquisition could cause our management to focus its time and energies on matters related to the Acquisition that otherwise would be directed to the other business and operations of the Company. Any such distraction on the part of management, if significant, could affect its ability to service existing business and develop new business and adversely affect our business.

Risks Associated with this Offering

Investors who buy shares at different times will likely pay different prices.

The selling stockholder may resell all, some or none of its shares registered hereby at any time or from time to time in its discretion and at different prices. As a result, investors who purchase shares from the selling stockholder in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution, and in some cases substantial dilution, and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from the selling stockholder in this offering as a result of future sales made by the selling stockholder to purchasers in this offering.

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Our management will have broad discretion over the use of the net proceeds from the selling stockholder exercise of Warrant, if any, and you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

We are not selling any shares of our common stock under this prospectus and will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholder. However, upon the selling stockholder’s exercise of the Warrant, if ever, we will receive the exercise price of the exercised Warrant. Our management will have broad discretion as to the use of those net proceeds from such exercise, and we could use them for purposes other than those contemplated at the time of commencement of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of those net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest those net proceeds in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flows.

You may experience additional dilution as a result of future equity offerings.

In order to raise additional capital, we may sell additional shares of our common stock or other securities convertible into or exchangeable for shares or our common stock, including in future tranches under the Preferred Purchase Agreement. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be lower than the price per share that you purchase the shares of common stock being offered hereunder by the selling stockholder.

It is not possible to predict the actual number of shares we will issue upon conversion of the Note.

The selling stockholder has the option to determine whether the obligations outstanding under the Note are paid in cash or shares of Common Stock. Accordingly, the number of shares of Common Stock that will be issued upon conversion of the Note cannot be determined at this time.

The issuance of Common Stock to the selling stockholder may cause substantial dilution to our existing stockholders and the sale of such shares acquired by the selling stockholder could cause the price of our Common Stock to decline.

We are registering for resale by the selling stockholder up to 13,659,638 shares of Common Stock, consisting of up to 9,106,425 shares of Common Stock issuable upon the conversion of the Note and up to 4,553,213 shares of Common Stock issuable upon exercise of the Warrant. The number of shares of our Common Stock ultimately offered for resale by the selling stockholder under this prospectus is dependent upon the number of shares converted under the Note, and the number of Warrant Shares issued. Depending on a variety of factors, including market liquidity of our Common Stock, the issuance of shares to the selling stockholder may cause the trading price of our Common Stock to decline.

Because we will not declare cash dividends on our Common Stock in the foreseeable future, stockholders must rely on appreciation of the value of our Common Stock for any return on their investment.

We have never declared or paid cash dividends on our Common Stock. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and will not declare or pay any cash dividends in the foreseeable future. As a result, only appreciation of the price of our Common Stock, if any, will provide a return to investors in this offering.

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THE SELLING STOCKHOLDER TRANSACTIONS

The following provides a summary of the transaction entered into with the selling stockholder pursuant to which they received, or are entitled to receive, the shares of our common stock being registered hereby for resale by the selling stockholder. The following summary of such transaction does not purport to be complete and are subject to, and qualified in its entirety by, the forms of transaction documents entered into in connection with such transactions, which are filed as exhibits to the registration statement of which this prospectus is a part and which are incorporated herein by reference. You should carefully read this entire prospectus, including the information incorporated herein by reference.

Asset Purchase Transaction

On December 9, 2025, the Company through a newly formed wholly owned subsidiary, Velocity Bioworks, Inc. (“Velocity”) entered into an Asset Purchase Agreement (the “APA”) and Secured Party Bill of Sale (the “Bill of Sale”) with 3i in its capacity as collateral agent of Scorpius Holdings, Inc. (“Scorpius”) pursuant to which, Velocity acquired all of personal property and assets (collectively, the “Acquired Assets”), but assumed no liabilities in respect to the period prior to the Closing Date (as defined below) of Scorpius, in a public sale pursuant to Article 9 of the Uniform Commercial Code (“Article 9”) (the “Acquisition”). In October 2025, as a result of Scorpius’ default under certain secured notes and related security agreements, 3i in its capacity as collateral agent exercised its rights and remedies with respect to certain collateral of Scorpius and its affiliate guarantors, including the Acquired Assets, and determined to sell such collateral in a public auction pursuant to Article 9, at which auction the Company submitted the winning bid. The Acquired Assets include, without limitation, facilities, equipment, inventory, contract rights, IT systems, software, files, records, documents, intellectual property, and goodwill related to Scorpius’ contract development and manufacturing organization (“CDMO”) business. As disclosed previously, back in May 2025 the Company engaged Scorpius to serve as the primary U.S. manufacturer for the Company’s late-stage TLR5 agonist, Entolimod, for the treatment of acute radiation syndrome.

The Acquisition closed on December 10, 2025 (the “Closing Date”). As a result of Velocity’s acquisition of the Acquired Assets, all manufacturing and related services previously provided by Scorpius to the Company through its CDMO business will be completed in-house and the Company intends to expand its business operations to provide similar services to other clients in the future.

Pursuant to the APA, as consideration for the Acquired Assets, the Company (on behalf of Velocity) paid 3i as collateral agent $16,253,147.10 in cash at closing of the Acquisition. Consistent with customary practices in a sale under Article 9, the APA does not contain representations, warranties, covenants or indemnities of 3i as collateral agent, and the assets were sold “as is.”

Senior Secured Convertible Note Offering

On December 9, 2025, the Company entered into a Securities Purchase Agreement (the “Note Purchase Agreement”) with 3i, pursuant to which the Company agreed to issue, in a private placement, upon the satisfaction of certain conditions specified in the Note Purchase Agreement, a senior secured convertible note (the “Note”) in the principal amount of $16,253,147.10 and a warrant (the “Note Offering Warrant”) to purchase up to an aggregate of 4,553,213 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), to 3i for an aggregate purchase price of $16,253,147.10 (the “Note Offering”).

The Note Offering closed on the Closing Date. The Company received gross proceeds of $16,253,147.10 from the Note Offering, all of which it used to fund the purchase of the Acquired Assets. Pursuant to the Note Purchase Agreement, the Company agreed to reimburse 3i for all costs and expenses incurred by it or its affiliates in connection with the transactions contemplated by the Note Purchase Agreement, up to $100,000.

On December 9, 2025, the Company, Velocity and 3i entered into a Security Agreement (the “Security Agreement”), pursuant to which the Company and Velocity granted security interests in the Collateral (as such term is defined in the Security Agreement) to secure the obligations of the Company under the Note and the Note Purchase Agreement.

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The Note matures on the fifth anniversary of the issuance date (the “Maturity Date”), unless prior thereto there is an event of default, and bears interest at a rate of 5.0% per annum; provided, however, that upon the occurrence (and during the continuance) of an event of default, the Note shall bear interest at a rate of 10% per annum. Commencing on the first day of the first full calendar month that is 18 months from the issuance date, and on the first day of each calendar month thereafter until the Maturity Date (each, an “Installment Date”), in each case provided that there has been no Equity Conditions Failure (as defined in the Note), the Company shall pay 3i an amount equal to the sum of (i) (a) with respect to any Installment Date other than the Maturity Date, the lesser of the (A) quotient of (I) the principal amount outstanding under the Note as of the initial Installment Date, divided by (II) the number of Installment Dates occurring under the Note and (B) the principal amount then outstanding under the Note as of such Installment Date and (b) with respect to the Installment Date that is the Maturity Date, the principal amount then outstanding under the Note as of such Installment Date; (ii) any Deferral Amount (as defined in the Note) deferred under the Note and included in such Installment Amount in accordance therewith; and (iii) in each case of clauses (i) and (ii), the sum of any accrued and unpaid interest, accrued and unpaid late charges, and Make-Whole Amount (as defined in the Note) as of the Installment Date (the “Installment Amount”) by converting such Installment Amount into shares of Common Stock; provided, however, that, the Company’s election, the Company may choose to redeem such Installment Amount in cash or by any combination of cash and shares of Common Stock.

In addition to the foregoing, the Note is convertible in part or in whole, at the option of the holder, at any time, into such number of shares of Common Stock of the Company equal to the sum of the principal amount of the Note, plus all accrued and unpaid interest, plus any Make-Whole Amount, plus any unpaid late charges (the “Holder Conversion Amount”) at a conversion price equal to $2.2310 (the “Conversion Price”), subject to adjustment for any stock splits, stock dividends, recapitalizations and similar events and subject to an Exchange Cap (as defined below) and other limitations; provided, however, that if at any time while the Note is outstanding, the Company sells or grants any options to purchase or sells or issues shares of Common Stock or common stock equivalents at a price below the Conversion Price then in effect (such lower price, the “Base Conversion Price”), then the Conversion Price shall be lowered to such Base Conversion Price. Notwithstanding the foregoing, subject to the terms of the Note, at any time after the effective date of a registration statement covering the shares of Common Stock issuable upon conversion of the Note (the “Note Conversion Shares”) and shares of Common Stock issuable upon exercise of the Note Offering Warrants (the “Note Offering Warrant Shares”), the holder shall be entitled to convert all or any portion of the unpaid Holder Conversion Amount not exceeding $750,000 (or a higher amount mutually agreed upon by the Company and the holder) per calendar month into Conversion Shares at a conversion price equal to 97% of the lowest volume weighted average price (“VWAP”) of the shares of Common Stock during the ten consecutive trading day period ending and including the trading day immediately prior to the conversion date, provided that the Alternative Conversion Price may not be below $0.39 (the “Floor Price”). If the Alternative Conversion Price is below the Floor Price, then in addition to the issuance of the Note Conversion Shares, the Company shall pay the holder cash as a true-up in accordance with the Note. All conversions are subject to certain beneficial ownership limitations, as set forth in the Note.

The Note contains customary events of default, including key person departure events. If an event of default occurs, 3i may require the Company to redeem (regardless of whether such event of default has been cured) all or any portion of the Note at the Redemption Price (calculated in accordance with the terms of the Note). Subject to limited exceptions set forth in the Note, the Note prohibits the Company and, as applicable, its subsidiaries from incurring any new indebtedness, other than permitted indebtedness.

The Note is redeemable by the Company at a redemption price equal to 105% of the sum of the Installment Amount to be redeemed. While the Note is outstanding, if the Company enters into a Subsequent Placement (as such term is defined in the Note), the holder of the Note shall have the right to require that the Company redeem all, or any portion, of the amount due under the Note in an amount not in excess of 36% of the net proceeds of such Subsequent Placement.

The Note Offering Warrant shall be immediately exercisable (subject to certain beneficial ownership limitations and stockholder approval of the waiver of the Exchange Cap), expire five years from the date of issuance, and have an exercise price equal to $2.2310 (as may be adjusted for stock dividends, subdivisions, or combinations in the manner described in the Note Offering Warrant). The Note Offering Warrant provides for cashless exercise under certain circumstances. All exercises are subject to certain beneficial ownership limitations, as set forth in the Note Offering Warrant.

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Pursuant to the Note Purchase Agreement, from December 9, 2025 until the later of (i) the date that less than 10% of the principal of the Note is outstanding and (ii) the 12-month anniversary of the issuance date (the “Restricted Period”), the Company shall be prohibited from entering into a Variable Rate Transaction (as such term is defined in the Note Purchase Agreement). Additionally, subject to certain exceptions, during the Restricted Period, the Company shall be prohibited from (i) issuing, entering into any agreement to issue or announcing the issuance or proposed issuance of Common Stock or Common Stock Equivalents (as such term is defined in the Note Purchase Agreement) or (ii) filing any registration statement or any amendments or supplements thereto. Further, during the Restricted Period, 3i shall have the right to participate in any subsequent financing for up to 20% of such financing.

In connection with the Note Offering, on December 9, 2025, the Company and 3i entered into a Registration Rights Agreement (the “Note Offering RRA”), pursuant to which the Company agreed to file a registration statement within 15 days to register the shares of Common Stock issuable upon conversion of the Note (the “Note Conversion Shares”) and upon exercise of the Warrants with the Securities and Exchange Commission (the “SEC”) and to use its commercially reasonable best efforts to have the registration statement declared effective by the SEC within 45 calendar days of the filing deadline (which may be extended in the event the SEC elects to review such registration statement).

Pursuant to the Note Purchase Agreement, the Company has agreed to hold a special meeting of its stockholders as soon as practicable, but in no event later than 90 days after the date of the Note Purchase Agreement, for the purpose of obtaining stockholder approval of a waiver of the Exchange Cap. If stockholder approval is not obtained by such date, the Company has agreed to hold additional meetings every four months thereafter for the purpose of obtaining such stockholder approval until it is obtained.

The Note Purchase Agreement contains customary representations, warranties, agreements and conditions to completing future sale transactions, indemnification rights and obligations of the parties. Relying on, among other things, the representation that the purchaser of securities under the Note Purchase Agreement is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)), the Company sold the securities in reliance upon an exemption from registration contained in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

The number of shares of Common Stock that may be issued upon conversion of the Note and exercise of the Note Offering Warrant, and inclusive of any shares issuable under and in respect of the Note Purchase Agreement, is subject to an exchange cap (the “Exchange Cap”) of 19.99% of the outstanding number of shares of Common Stock at the time the Company entered into the Note Purchase Agreement, or 353,013 shares, unless Stockholder Approval is obtained to exceed the Exchange Cap. If the Note was to fully convert (including interest and the Make-Whole Amount (as such term is defined in the Notes)) into Conversion Shares at the Conversion Price, assuming no Exchange Cap, the Company would issue 9,106,425 Conversion Shares, which amount is being registered hereunder.

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USE OF PROCEEDS

The selling stockholder will receive all of the proceeds from the sale of the shares offered for sale by them under this prospectus. We will not receive proceeds from the sale of the shares by the selling stockholder. However, upon the selling stockholder’s exercise of the Warrant, if ever, we will receive the exercise price of the exercised Warrant.

We currently intend to use proceeds that we have received pursuant to the Purchase Agreement and, upon exercise of the Warrant, if ever, for general corporate purposes, including operating expenses, capital expenditures and working capital. We have broad discretion in determining how the proceeds we receive, if any, will be used, and our discretion is not limited by the aforementioned possible uses. As we are unable to predict the timing or amount of exercise of the Warrant by the selling stockholder, we cannot specify with certainty all of the particular uses for the net proceeds that we will have from the sale of such securities. We may use the proceeds for purposes that are not contemplated at the time of this offering.

We will incur all costs associated with this prospectus and the registration statement of which it is a part.

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SELLING STOCKHOLDER

This prospectus relates to the offer and sale by 3i, LP’s of up to 9,106,425 of our shares of Common Stock issuable upon conversion of the Note and up to 4,553,213 shares of Common Stock issuable upon exercise of the Warrants. For additional information regarding our shares of Common Stock included in this prospectus, see the section titled “The Selling Stockholder Transactions” above. We are registering our shares of Common Stock included in this prospectus pursuant to the provisions of the Registration Rights Agreement we entered into with 3i, LP on December 9, 2025 in order to permit the selling stockholder to offer the shares included in this prospectus for resale from time to time. Except for the transactions described in the “Recent Developments” section above including as contemplated by the Purchase Agreement and the Registration Rights Agreement 3i, LP has not had any material relationship with us within the past three years. As used in this prospectus, the term “selling stockholder” means 3i, LP.

The table below presents information regarding the selling stockholder and our shares of Common Stock that may be resold by the selling stockholder from time to time under this prospectus. This table is prepared based on information supplied to us by the selling stockholder, and reflects holdings as of December 26, 2025. The number of shares in the column “Maximum Number of Common Stock to be Offered Pursuant to this Prospectus” represents all of our shares of Common Stock being offered for resale by the selling stockholder under this prospectus. The selling stockholder may sell some, all or none of the shares being offered for resale in this offering. We do not know how long the selling stockholder will hold the shares before selling them and, except as set forth in the section titled “Plan of Distribution” in this prospectus, we are not aware of any existing arrangements between the selling stockholder and any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of our shares of Common Stock being offered for resale by this prospectus.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes our shares of Common stock with respect to which the selling stockholder has sole or shared voting and investment power. The percentage of our shares of Common Stock beneficially owned by the selling stockholder prior to the offering shown in the table below is based on an aggregate of 2,525,778 shares of our Common Stock outstanding on December 26, 2025. The fourth column assumes the resale by the selling stockholder of all of our shares of Common Stock being offered for resale pursuant to this prospectus.

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Name of Selling Stockholder	Number of Common Stock Beneficially Owned Prior to Offering		Maximum Number of Common Stock to be Offered Pursuant to this Prospectus	Number of Common Stock Beneficially Owned After Offering(3)
	Number(1)	Percent(2)		Number	Percent
3i, LP (4)	33,982,633	93.3%	13,659,638	20,322,995	55.79%

(1)	The selling stockholder may not convert, and we may not issue or sell any our shares of Common Stock to 3i, LP, any portion of the 34,714,089 shares of Common Stock to the extent such shares, when aggregated with all other our Common Stock then beneficially owned by 3i, LP, would cause 3i, LP’s beneficial ownership of our shares of Common Stock to exceed 4.99% (or up to 9.99% upon the selling stockholder’s election) of our then outstanding shares of Common Stock (the “Beneficial Ownership Limitation”). Due to the Beneficial Ownership Limitation, notwithstanding the maximum number of shares and percentage reflected above, the selling stockholder’s beneficial ownership of our shares of Common Stock at any time will not exceed 4.99% of our outstanding shares of common stock, or 132,325 shares based on our shares of Common Stock outstanding as of December 26, 2025, plus the issuance of such 132,325 shares. The Beneficial Ownership Limitation may not be waived under the Note.

(2)	Applicable percentage ownership is based on 2,525,778 our shares of Common Stock outstanding as of December 26, 2025.

(3)	Assumes the sale of all our shares of Common Stock being offered for resale pursuant to this prospectus.

(4)	The business address of 3i, LP is 2 Wooster Street, 2nd Floor, New York, NY 10013. 3i, LP’s principal business is that of a private investor. Maier Joshua Tarlow is the manager of 3i Management, LLC, the general partner of 3i, LP, and has sole voting control and investment discretion over securities beneficially owned directly by 3i, LP and indirectly by 3i Management, LLC. We have been advised that none of Mr. Tarlow, 3i Management, LLC or 3i, LP is a member of the Financial Industry Regulatory Authority, or FINRA, or an independent broker-dealer, or an affiliate or associated person of a FINRA member or independent broker-dealer. The foregoing should not be construed in and of itself as an admission by Mr. Tarlow as to beneficial ownership of the securities beneficially owned directly by 3i, LP and indirectly by 3i Management, LLC.

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PLAN OF DISTRIBUTION

Our shares of Common Stock offered by this prospectus are being offered by the selling stockholder, 3i, LP.  The shares may be sold or distributed from time to time by the selling stockholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the shares of Common Stock offered by this prospectus could be effected in one or more of the following methods:

•	ordinary brokers’ transactions;

•	transactions involving cross or block trades;

•	through brokers, dealers, or underwriters who may act solely as agents;

•	“at the market” into an existing market for our shares of Common Stock;

•	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

•	in privately negotiated transactions; or

•	any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

3i, LP is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

3i, LP has informed us that it intends to use one or more registered broker-dealers to effectuate all sales, if any, of our shares of Common Stock that it has acquired and may in the future acquire from us pursuant to the Note. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such registered broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. 3i, LP has informed us that each such broker-dealer will receive commissions from 3i, LP that will not exceed customary brokerage commissions.

Brokers, dealers, underwriters or agents participating in the distribution of our shares of Common Stock offered by this prospectus may receive compensation in the form of commissions, discounts, or concessions from the purchasers, for whom the broker-dealers may act as agent, of the shares sold by the selling stockholder through this prospectus. The compensation paid to any such particular broker-dealer by any such purchasers of our shares of Common Stock sold by the selling stockholder may be less than or in excess of customary commissions. Neither we nor the selling stockholder can presently estimate the amount of compensation that any agent will receive from any purchasers of our shares of Common Stock sold by the selling stockholder.

We know of no existing arrangements between the selling stockholder or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of our shares of Common Stock offered by this prospectus.

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We may from time to time file with the SEC one or more supplements to this prospectus or amendments to the registration statement of which this prospectus forms a part to amend, supplement or update information contained in this prospectus, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of shares offered by this prospectus by the selling stockholder, including the names of any brokers, dealers, underwriters or agents participating in the distribution of such shares by the selling stockholder, any compensation paid by the selling stockholder to any such brokers, dealers, underwriters or agents, and any other required information.

We will pay the expenses incident to the registration under the Securities Act of the offer and sale of our shares of Common Stock covered by this prospectus by the selling stockholder. We also have agreed to reimburse 3i, LP for the fees and disbursements of its counsel, payable upon the issuance of the Note, in an amount not to exceed $100,000.

We also have agreed to indemnify 3i, LP and certain other persons against certain liabilities in connection with the offering of our shares of Common Stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. 3i, LP has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by 3i, LP specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

We estimate that the total expenses for the offering will be approximately $250,147.06.

We have advised the selling stockholder that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

This offering will terminate on the date that all our shares of Common Stock offered by this prospectus have been sold by the selling stockholder.

Our shares of Common Stock are currently listed on the Nasdaq under the symbol “TIVC”.

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LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon by Snell & Wilmer L.L.P., San Diego, California.

EXPERTS

Rosenberg Rich Baker Berman, P.A., the Company’s independent registered public accounting firm, has audited the Company’s financial statements at December 31, 2024 and 2023, and for the years then ended, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern), which is incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance on Rosenberg Rich Baker Berman, P.A.’s report, given on the authority of such firm as experts in accounting and auditing.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of a registration statement on Form S-3 that we have filed with the Commission relating to the shares of our common stock being offered hereby. This prospectus does not contain all of the information in the registration statement and its exhibits. The registration statement, its exhibits and the documents incorporated by reference in this prospectus and their exhibits, all contain information that is material to the offering of the securities hereby. Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete. You should refer to the exhibits that are a part of the registration statement in order to review a copy of the contract or documents.

The Commission maintains an Internet website that contains reports, proxy statements and other information about registrants, like us, that file electronically with the Commission. The address of that site is http://www.sec.gov. The registration statement and the exhibits are available through the Commission’s website.

We file annual, quarterly and current reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information will be available at the website of the Commission referred to above. Additionally, you may access our filings with the Commission through our website at www.tivichealth.com. The information on our website is not part of this prospectus.

We will provide you without charge, upon your oral or written request, with a copy of any or all reports, proxy statements and other documents we file with the Commission, as well as any or all of the documents incorporated by reference in this prospectus or the registration statement (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to:

Tivic Health Systems, Inc.

Attention: Corporate Secretary

47685 Lakeview Blvd.

Fremont, California 94538

(888) 276-6888

You should rely only on the information in this prospectus and the additional information described above and under the heading “Incorporation of Certain Information by Reference,” below. We have not, and the selling stockholder has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely upon it. The selling stockholder is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus was accurate on the date of the front cover of this prospectus only, and that any information we have incorporated by reference was accurate on the date of the document incorporated by reference only. Our business, financial condition, results of operations and prospects may have changed since such date.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Commission allows us to “incorporate by reference” information from other documents that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission will automatically update and supersede information contained in documents filed earlier with the Commission or contained in this prospectus, any accompanying prospectus supplement and the registration statement of which this prospectus is a part.

We incorporate by reference into this prospectus, any accompanying prospectus supplement and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the Commission:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Commission on March 21, 2025;

•	our Quarterly Report on Form 10-Q filed with the Commission on May 15, 2025;

•	our Quarterly Report on Form 10-Q filed with the Commission on August 14, 2025;

•	our Quarterly Report on Form 10-Q filed with the Commission on November 14, 2025;

•	our Current Reports on Form 8-K and 8-K/A filed with the Commission on January 3, 2025, February 5, 2025, February 12, 2025, February 24, 2025, March 5, 2025, March 6, 2025, March 21, 2025, April 3, 2025, April 10, 2025, April 14, 2025, April 22, 2025, May 2, 2025, May 14, 2025, May 20, 2025, June 25, 2025, July 7, 2025, July 25, 2025, August 20, 2025, August 27, 2025, October 15, 2025, November 13, 2025, November 14, 2025, November 18, 2025 and December 11, 2025 (provided that any portions of such reports that are deemed furnished and not filed pursuant to instructions to Form 8-K shall not be incorporated by reference into this prospectus); and

•	the description of our common stock contained in our registration statement on Form 8-A filed with the Commission under Section 12(b) of the Exchange Act on November 10, 2021 (File No. 001-41052), including any amendments or reports filed for the purpose of updating such description, and Exhibit 4.4 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Commission on March 21, 2025.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made (i) on or after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement, and (ii) on or after the date of this prospectus but prior to the termination of the offering (i.e., until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus forms a part has been withdrawn). Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the Commission that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You may request a copy of these materials in the manner set forth under the heading “Where You Can Find Additional Information,” above.

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13,659,638 Shares of Common Stock

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PROSPECTUS

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January 20, 2026